Exhibit 99.1

Laboratory Corporation of America® Holdings
358 South Main Street
Burlington, NC 27215
Telephone:(336) 584-5171

FOR IMMEDIATE RELEASE
Investor Contact: Scott Fleming - 336-436-4879
Media Contact: Pam Sherry - 336-436-4855
Shareholder Direct: (800)LAB-0401
Company Information: www.LabCorp.com

LABCORP IS SCHEDULED TO PRESENT AT THE
COWEN AND COMPANY 27TH ANNUAL HEALTH CARE CONFERENCE

Burlington, NC, March 12, 2007 — Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) today announced that David P. King, Chief Executive Officer, William B. (Brad) Hayes, Executive Vice President and Chief Financial Officer, and Bradford T. Smith, Executive Vice President, Corporate Affairs, are scheduled to speak at the Cowen and Company 27th Annual Health Care Conference in Boston, MA. LabCorp’s presentation is planned for Tuesday, March 13, 2007 at 4:00 p.m. (Eastern Time).

A live audio webcast of the presentation will be available via the Company Web site at www.labcorp.com and archived for replay.

About LabCorp
Laboratory Corporation of America® Holdings, a S&P 500 company, is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing. With annual revenues of $3.6 billion in 2006, over 25,000 employees nationwide, and more than 220,000 clients, LabCorp offers clinical assays ranging from routine blood analyses to HIV and genomic testing. LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence: The Center for Molecular Biology and Pathology, in Research Triangle Park, NC; National Genetics Institute, Inc. in Los Angeles, CA; ViroMed Laboratories, Inc. based in Minneapolis, MN; The Center for Esoteric Testing in Burlington, NC; DIANON Systems, Inc. based in Stratford, CT; US LABS based in Irvine, CA; and Esoterix and its Colorado Coagulation, Endocrine Sciences, and Cytometry Associates laboratories. LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies. To learn more about our growing organization, visit our Web site at: www.LabCorp.com.

Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2006, and subsequent SEC filings.